UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Electriq Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39948	85-3310839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 N. Flagler Drive, Suite 1003 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 462-2883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ELIQ	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $6.57 per share	ELIQ.WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Given her other commitments and responsibilities, on August 10, 2023, Neha Palmer notified the Board of Directors (the “Board”) of Electriq Power Holdings, Inc. (the “Company”) that she would be resigning from the Board and its committees, effective immediately. Ms. Palmer’s resignation was not the result of any dispute or disagreement between Ms. Palmer and the Company on any matter relating to the Company’s operations, policies or practices.

On August 15, 2023, the Board, on recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jennifer Lowry to the Board to fill the vacancy caused by Ms. Palmer’s resignation, effective immediately. Ms. Lowry will serve on the Compensation Committee of the Board.

Ms. Lowry served most recently as a senior executive at McCormick and Company, first as Vice President of Corporate Finance before adding Risk and Treasury oversight to her role. Prior to taking on the role at McCormick, Ms. Lowry spent more than 25 years in the Energy industry in senior strategy and finance roles at Exelon Corp, Constellation Energy, Cogentrix Energy and The AES Corporation. In considering director candidates, one of the Board’s key objectives is to ensure that the Board’s composition reflects a broad diversity of experience, professions, skills, viewpoints, personal traits and backgrounds. The Board believes Ms. Lowry will bring beneficial experience and attributes to the Board, among which are her extensive experience in the energy industry and project finance, particularly in developing and enhancing risk management policies and overseeing financial and commercial transactions and operations, as well as her strong leadership skills, vast business experience and financial acumen.

The Board has determined that Ms. Lowry qualifies as independent under the applicable New York Stock Exchange listing standards. There are no arrangements or understandings between Ms. Lowry and any other persons with respect to her appointment as a director. Neither Ms. Lowry nor any immediate family member of Ms. Lowry has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Ms. Lowry will participate in the standard compensation arrangements for the Company’s non-employee directors. In addition, Ms. Lowry and the Company will enter into the Company’s standard indemnification agreement for directors and executive officers, the form of which was previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRIQ POWER HOLDINGS, INC.

Date: August 16, 2023	By:	/s/ Frank Magnotti
	Name:	Frank Magnotti
	Title:	Chief Executive Officer